Exhibit 10.22

Date: March 15, 2021

Amended Consideration in the Service Agreement of February 2020

Re: Amended Consideration in the Service Agreement between VAXA

Technologies Ltd., Private Company No. 515564896 (previously Algaennovation

Ltd.) and IR-Med Ltd. 514824952

The Consideration Section (Section 3.1) in the Service Agreement signed in February 2020 between VAXA Technologies Ltd. (previously Algaennovation Ltd.), Private Company No. 515564896, and IR-Med Ltd. 514824952., is amended, and will, as of 2021, amount to NIS 11,700 instead of NIS 5,000. This is the only change made to the Agreement.

Signed,

IR-MED Ltd.	VAXA Technologies Ltd.

Private Company No. 514824952	Private Company No. 515564896

[Stamp]	[Stamp]

/s/ Limor Davidson Mund	/s/ Oded Bashan
[Signature]	[Signature]

IR-Med LTd.	VAXA Technologies Ltd.

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